Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 22, 2000 relating to the financial statements, which appears in High Speed Access Corp.'s 1999 Annual Report of Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.









/s/ PRICEWATERHOUSECOOPERS LLP
PRICEWATERHOUSECOOPERS LLP



Louisville, Kentucky

December 11, 2000